Exhibit 10.6

ASSIGNMENT OF LLC MEMBERSHIP INTEREST

For good and valuable consideration. the sufficiency of which is hereby acknowledged, Ronald Louis Knori, a resident of Longview, Washington (the "Holder") and the sole owner of 100% of the membership interests (the "Membership Interests") of EcoCab Portland, LLC, an Oregon Limited Liability Company (the "LLC") does hereby assign, transfer, and convey to Liberated Energy, Inc., a Nevada corporation, (the "Company") 100% of the Membership Interests of LLC.  The Holder warrants that he is the sole owner of 100% of the Membership Interests of the LLC and does hereby irrevocably constitute and appoint Liberated Energy, Inc., a Nevada corporation, as his attorney-in-fact to transfer the Membership Interests on the books of the LLC with full power of substitution in the premises.  The Holder hereby represents and warrants to the Company as follows:

1.    The Holder is the sole owner of 100% of the Membership Interests of the LLC.

2.    The Holder has all necessary capacity, power and authority to execute and deliver this assignment, to make and agree to the representations and warranties contained herein, and to carry out the Holder's obligations hereunder and to consummate the transactions contemplated hereby.

3.    The Holder is the sole legal and beneficial owner of the LLC and all of the Membership Interests, , free and clear of all liens, charges, security interests and other encumbrances or adverse claims.

4.    Other than the Membership Interests being conveyed hereby, the Holder owns no other ownership interest(s) in the LLC or options, warrants or other rights to purchase interests of the LLC and has no interest in, or right of any kind to, any other securities of the LLC.

5.    The Holder is not a party to any voting trusts, shareholder agreements, proxies, rights of first refusal, rights of first offer or any other agreements or understandings with respect to the Membership Interests.

6.    This transfer does not constitute a breach of any agreements, violate any terms of any agreements which the Holder and LLC are a party, or cause an acceleration of any provisions of any agreements to which the Holder and LLC are a party.

Electronic delivery of a signed copy of this Assignment will have the same binding effect as delivering a signed paper copy, and will be deemed an original.

HOLDER

RONALD LOUIS KNORI
Ronald Louis Knori

Dated effected as of October 31, 2016